EXHIBIT 2.5.9.1


                AMENDMENT AND RESTATEMENT OF FINANCING AGREEMENT

     THIS AMENDMENT AND RESTATEMENT OF FINANCING AGREEMENT, dated as of April 1, 1999, is entered into by and between WorldCom Network Services, Inc. ("WorldCom") and Able Telcom Holding Corp. ("Able"), (the "Amendment").

     A. WorldCom and Able entered into that certain Financing Agreement, dated February 16, 1999, (the "February Agreement"); and

     B. WorldCom and Able desire to amend the February Agreement to clarify the terms thereof and to subordinate payment terms thereof as herein provided, and gain the consent of NationsBank and CIBC.

     NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto enter into this Amendment as follows:

I. AMENDMENT

         The Financing Agreement is hereby amended and restated to read in its entirety as follows:

         "1. DEFINITIONS.

             (1) "Able" means Able Telcom Holding Corp.

             (2) "Additional Advances" means the aggregate of up to $15,000,000 in advances made by WorldCom to Able pursuant to paragraph 3, or so much thereof as may be outstanding from time to time.

             (3) "Advance" means the $32,000,000 advance paid by WorldCom to Able pursuant to paragraph 2 of this Agreement, or so much thereof as may be outstanding from time to time.

             (4) "Borrower" shall be as defined in that certain Credit Agreement dated as of June 11, 1998, among NationsBank, Able and the several lenders as the

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             same may be or may have been amended, restated, modified or replaced (the "Credit Agreement").

             (5) "Master Services Agreement" means the Master Services Agreement between Able and WorldCom dated July 2, 1998.

             (6) "Senior Notes" means those 12% Senior Subordinated Notes of Able due January 6, 2005, in the aggregate amount of $10,000,000.

             (7) "Series B Preferred Stock" means up to 4,000 shares of Series B Convertible Preferred Stock of Able issued as of June 30, 1998 having an aggregate liquidation preference of $20,000,000.

             (8) "Subordinated Debt" shall mean at any time, all principal of and interest on and premiums (if any) related to the Advances and the Additional Advances.

             (9) "Superior Debt" shall mean the Obligations of the Borrower under the Credit Agreement (including any notes issued thereunder).

             (10) "WorldCom" means WorldCom Network Services, Inc.

         2. ADVANCE. WorldCom has paid to or for the account of Able $32,000,000 as an advance against amounts otherwise payable by WorldCom to Able pursuant to the Master Services Agreement. The Advance was made by WorldCom by means of wire transfer of $32,000,000 to an account designated by Able.

             The Advance will not be prepayable in whole or in part. Repayment of the Advance shall be due on November 30, 2000.

         3. ADDITIONAL ADVANCES. During the period from the date hereof through November 30, 2000, WorldCom will make available to Able an additional $15,000,000 in advances against amounts otherwise payable by WorldCom to Able pursuant to the Master Services Agreement. WorldCom agrees to make such advances to Able in amounts of $5,000,000 each by wire transfer to an account designated by Able within five (5) business days after the request for an such an advance is made by Able.

             All Additional Advances are repayable to WorldCom on November 30, 2000.

         4. SUBORDINATION. Notwithstanding anything to the contrary herein, at all times the Subordinated Debt shall be subordinated to the Superior Debt. Until the

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         indefeasible payment in full of the Superior Debt: (a) the payment of the principal amount or and fees and premiums, if any (including payment of interest), on all Subordinated Debt shall be subordinated to the payment in full of all Superior Debt; (b) Able will not make and WorldCom will not take or receive from Able, in any manner, payment of the whole or any part of the principal of and interest on and fees and premiums, if any, of the Subordinated Debt; and (c) the Subordinated Lender will not take any action towards the enforcement of any liens in respect of any or all of the Subordinated Debt or exercise any rights granted under such liens in respect of the collateral subject thereto.

         Upon any distribution of assets of Able to its creditors upon any dissolution, winding-up, total or partial liquidation, readjustment of debt, reorganization or similar proceeding of Able or its property, or in any bankruptcy, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets and liabilities of Able, or other proceeding, whether any of the foregoing is voluntary or involuntary, partial or complete, all amounts due on the Superior Debt including all interest, fees and costs of collections, including attorney's fees and expenses shall first be paid in full before WorldCom shall be entitled to receive or retain any payment or distribution from Able in respect of the Subordinated Debt.

         Notwithstanding the foregoing paragraphs and without any derogation thereof, if upon any such dissolution, winding-up, liquidation, readjustment, reorganization or other proceeding, any payment or distribution of assets or securities of Able of any kind or character, whether in cash, property or securities, shall be received by WorldCom in respect of the Subordinated Debt before all the Superior Debt is indefeasibly paid in full, such payment or distribution will be held in trust for the benefit of, and shall promptly be paid over in trust for the benefit of, and in the form received (duly endorsed, if necessary, to the holders of the Superior Debt) to the holders of the Superior Debt (or their appointed trustee or agent) for application to the payment of the Superior Debt until all the Superior Debt shall have been paid in full.

         5. NATURE OF AGREEMENT. This Agreement does not constitute a revolving line of credit. Accordingly, WorldCom's financial obligation hereunder to provide the Advance and Additional Advances shall decrease on a dollar for dollar basis as WorldCom is repaid for such Advances in whole or in part, as provided herein.

         6. USE OF PROCEEDS. The proceeds of the Advance have been used to make a loan to an entity unaffiliated with Able to purchase 78% of the outstanding shares of Series B Preferred Stock and all of the outstanding Senior Notes.

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         7. OTHER DOCUMENTS. Able and WorldCom agree to act in good faith and to negotiate, prepare and sign such other documents as shall be reasonably required to further evidence the Intent of this Agreement.

         8. LEGAL INTENT. The parties intend to be legally bound by this Agreement and agree that this Agreement contains the necessary items to be considered a contract."

II. MISCELLANEOUS

     1. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

     2. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed and original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

     3. FINAL AGREEMENT. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WORLDCOM NETWORK SERVICES INC.               ABLE TELCOM HOLDING CORP.

By: [ILLEGIBLE]                              By: [ILLEGIBLE]
   ---------------------------                  ---------------------

Name: [ILLEGIBLE]                            Name:
     -------------------------                    -------------------

Title: VP & Controller                       Title:
      ------------------------                     ------------------

In reliance upon the subordination terms in this Amendment, and intending to be third party beneficiaries of the same, NationsBank and CIBC hereby consent to Able's incurrence of the Subordinated Debt as provided herein, to the extent that the Credit Agreement referred to below would prohibit such incurrence. This consent is not intended to act as a waiver of any rights CIBC or NationsBank might have or gain under that certain Credit Agreement dated as of June 11, 1998, as amended, restated, modified, renewed or replaced from time to time, among Able Telcom

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Holdings Corp., NationsBank, N.A., as a Lender and as Administrative Agent for
the Lenders from time to time partly thereto (the "Administrative Agent"), and CIBC, Inc., as a Lender and as Documentation Agent for the Lenders from time to time partly thereto (the "Documentation Agent").

NATIONSBANK, N.A.,                           CIBC INC.,
as Administrative Agent and as a Lender      as Documentation Agent and as a
                                             Lender

By:                                          By:
   ------------------------------------         ----------------------------
        Roselyn Drake                              Ihor Zaluckyj
        Vice President                             Executive Director,
                                                   CIBC Oppenheimer Corp.,
                                                   An Agent for CIBC, Inc.